Exhibit 10.1

EXCHANGE AGREEMENT

among

GASLOG PARTNERS LP,

GASLOG PARTNERS GP LLC

and

GASLOG LTD.

Dated as of November 27, 2018

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of November 27, 2018, is entered into by and among GasLog Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”), GasLog Partners GP LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “General Partner”), and GasLog Ltd., a Bermuda exempted company (“GasLog”).

RECITALS

A.        The General Partner is the general partner of the Partnership and owns the General Partner Interest (as defined in the Current Partnership Agreement (as defined below)) in the Partnership.

B.        GasLog owns 100% of the limited partner interests in the Partnership defined in the Current Partnership Agreement as “Incentive Distribution Rights” (“IDRs”).

C.        The class of IDRs described in the Current Partnership Agreement and currently held by GasLog are referred to herein as the “Old IDRs.”

D.        GasLog has agreed to contribute to the Partnership all of the Old IDRs held by it in exchange for (i) the issuance by the Partnership to GasLog of a new class of IDRs to be issued by the Partnership under the Revised Partnership Agreement, having the rights, preferences, privileges and restrictions set forth therein (the “New IDRs”) and (ii) the payment by the Partnership of the amount of U.S. dollars $25 million in cash (the “Cash Consideration”) and the Partnership has agreed to issue the New IDRs and pay the Cash Consideration to GasLog as consideration for the contribution of the Old IDRs to the Partnership.

E.         The parties hereto have agreed that the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 15, 2018 (the “Current Partnership Agreement”), shall be amended and restated so as to reflect the cancellation of the Old IDRs and the authorization of issuance of the New IDRs and to make certain other related changes to the Current Partnership Agreement, as permitted under Sections 13.1(d)(i) and 13.1(h)(iii) of the Current Partnership Agreement (such amended and restated agreement being referred to as the “Revised Partnership Agreement”).

F.            The effectiveness of the Revised Partnership Agreement, the contribution by GasLog to the Partnership of the Old IDRs, the issuance by the Partnership of the New IDRs and the payment by the Partnership of the Cash Consideration, are conditioned on each other and shall occur simultaneously.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties hereto undertake and agree as follows:

ARTICLE I

DEFINITIONS

“Agreement” has the meaning given such term in the Preamble.

“Cash Consideration” has the meaning given such term in the Recitals.

“Current Partnership Agreement” has the meaning given such term in the Recitals.

“Effective Time” means 5:00 P.M. Eastern time on November 27, 2018.

“GasLog” has the meaning given such term in the Preamble.

“General Partner” has the meaning given such term in the Preamble.

“IDRs” has the meaning given such term in the Recitals.

“New IDRs” has the meaning given such term in the Recitals.

“Old IDRs” has the meaning given such term in the Recitals.

“Partnership” has the meaning given such term in the Preamble.

“Revised Partnership Agreement” has the meaning given such term in the Recitals.  The Revised Partnership Agreement shall be in the form attached hereto as Exhibit 1.

ARTICLE II

THE TRANSACTIONS

SECTION 2.01.  Contribution of Old IDRs.  At the Effective Time, GasLog shall contribute to the Partnership all of its right, title and interest in the Old IDRs held by it immediately prior to the Effective Time, which Old IDRs represent all of the issued and outstanding IDRs under the Current Partnership Agreement, and the Old IDRs shall immediately thereupon be cancelled and shall cease to exist. The Partnership hereby confirms that it is bound by the Current Partnership Agreement and, upon the effectiveness of the Revised Partnership Agreement, it will be bound by the Revised Partnership Agreement.

SECTION 2.02.  Consideration.  At the Effective Time, simultaneously with and as consideration for the contribution of the Old IDRs to the Partnership, the Partnership shall (i) issue the New IDRs to GasLog and (ii) pay the Cash Consideration to GasLog by wire transfer of immediately available funds to an account and beneficiary being GasLog or an affiliate thereof designated in writing by GasLog. The issuance of the

New IDRs and the payment of the Cash Consideration shall occur simultaneously with the contribution and cancellation of the Old IDRs.

SECTION 2.03.  Fees on Future Transactions.  To the extent that GasLog or any of its affiliates other than the Partnership Group brokers or advises upon any future acquisition by the Partnership Group (as defined in the Revised Partnership Agreement) of any vessels or other energy infrastructure assets not wholly owned by GasLog or such affiliates, the Partnership and GasLog hereby agree to negotiate in good faith an advisory or brokerage fee in respect of such brokerage or advisory services payable by the Partnership to GasLog, with the amount of such fee dependent on the scope of the services provided by GasLog or such affiliates.

SECTION 2.04.  Certificates.  The New IDRs issued in connection with the transactions contemplated by this Agreement shall not be evidenced by certificates.

SECTION 2.05.  Partnership Agreement.  The parties hereto acknowledge and agree that at the Effective Time, in order to evidence (i) the contribution and cancellation of the Old IDRs, (ii) the issuance of the New IDRs and (iii) certain other related changes to the Current Partnership Agreement, as permitted under Sections 13.1(d)(i) and 13.1(h)(iii) of the Current Partnership Agreement, the Revised Partnership Agreement shall become effective.

SECTION 2.06.  Further Assurances.  The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Partnership.  The Partnership represents and warrants to GasLog as of the date hereof and as of the Effective Time as follows:

(a)  the Partnership is a limited partnership duly formed and validly existing in good standing under the laws of the Republic of the Marshall Islands, and has the necessary partnership power and authority to execute and deliver, and, subject to the terms and conditions hereof, to perform its obligations under, this Agreement.

(b)  The Partnership has taken all action as may be necessary to authorize the Revised Partnership Agreement and for the authorization, execution and delivery of this Agreement and the Revised Partnership Agreement, the consummation of the transactions contemplated by this Agreement and the performance of its obligations under this Agreement and the Revised Partnership Agreement.  This Agreement and the Revised Partnership Agreement constitute a legal, valid and binding obligation of the Partnership, and is enforceable against the Partnership in accordance with their terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(c)  Neither the execution and delivery hereof nor the performance of the Partnership’s obligations hereunder will violate or contravene any applicable law, the Current Partnership Agreement or any of the Partnership’s material agreements.

(d)  The New IDRs and the limited partner interests represented thereby have been duly and validly authorized and, when issued and delivered in accordance with the terms and provisions of this Agreement, will be duly and validly issued and fully paid (to the extent required under the Revised Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Section 41 of The Marshall Islands Limited Partnership Act).

SECTION 3.02.  General Partner.  The General Partner represents and warrants to the Partnership as of the date hereof and as of the Effective Time as follows:

(a)  The General Partner is a limited liability company duly formed and validly existing in good standing under the laws of the Republic of the Marshall Islands and has the necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  The General Partner has taken all action as may be necessary to authorize the Revised Partnership Agreement and for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations under this Agreement and the Revised Partnership Agreement.  This Agreement and the Revised Partnership Agreement constitute legal, valid and binding obligations of the General Partner, enforceable against the General Partner in accordance with their terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  GasLog.  GasLog represents and warrants to the Partnership as of the date hereof and as of the Effective Time as follows:

(a)  GasLog is duly incorporated for an indefinite period and is validly existing and in good standing under the laws of Bermuda and has the necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  GasLog has taken all action as may be necessary to authorize the Revised Partnership Agreement and for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations under this Agreement and the Revised Partnership Agreement.  This Agreement and the Revised Partnership Agreement constitute legal, valid and binding obligations of GasLog, enforceable against GasLog in accordance with their terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(c)  GasLog is the beneficial and record holder of 100% of the Old IDRs, and such Old IDRs are owned by GasLog free and clear of all liens; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase, contribution or transfer by GasLog of such Old IDRs, except as set forth in the Current Partnership Agreement.

(d)  GasLog is an “Accredited Investor” as defined in Rule 501(a) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the New IDRs for its own account, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and GasLog has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization of the New IDRs.

(e)  GasLog acknowledges that the New IDRs have not been registered under the Securities Act, or the securities laws of any state and may not be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act.

(f)  GasLog acknowledges that the New IDRs are subject to certain restrictions on transfer set forth in the Revised Partnership Agreement.

ARTICLE IV

CONDITIONS

SECTION 4.01.  Conditions to Obligations of Each Party. Notwithstanding any other provision of this Agreement, the respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(a)  that the agreements and covenants of the other parties hereto to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed;

(b)  no order shall have been entered and remained in effect in any action or proceeding before any federal, foreign, state or provincial court or governmental agency or other federal, foreign, state or provincial regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated herein; and

(c)  the representations and warranties of the other party shall remain true and correct at the Effective Time.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Governing Law.  The laws of the State of New York shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles thereof other than Section 5-1401 of the New York General Obligations Law.

SECTION 5.02.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which simultaneously shall constitute one and the same instrument.

SECTION 5.03.  Amendments.  All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the parties to this Agreement.

SECTION 5.04.  Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns.  This Agreement shall not be assignable except with the prior written consent of the other party.

SECTION 5.05.  Benefits of Agreement Restricted to Parties.  This Agreement is made solely for the benefit of the parties to this Agreement, and no other person or entity (including employees and partners of the Partnership) shall have any right, claim or cause of action under or by virtue of this Agreement.

SECTION 5.06.  Notices.  Any notice, claim or demand in connection with this Agreement shall be delivered to the parties at the following addresses (or at such other address or facsimile number for a party as may be designated by notice by such party to the other party):

If to the Partnership, at

GasLog Partners LP

c/o GasLog Monaco S.A.M.

Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

Attention: Andrew J. Orekar (Chief Executive Officer)

Facsimile: +377 9797-5124

If to the General Partner, at

GasLog Partners GP LLC

c/o GasLog Monaco S.A.M.

Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

Attention: Paul Wogan (Chief Executive Officer)

Facsimile: +377 9797-5124

If to GasLog, at

GasLog Ltd.

c/o GasLog Monaco S.A.M.

Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

Attention: Legal

Facsimile: +377 9797-5124

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 5.07.  Severability.  In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the parties to this Agreement, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

SECTION 5.08.  Titles.  The article, section and paragraph titles in this Agreement are only for purposes of convenience and do not form a part of this Agreement and will not be taken to qualify, explain, or affect any provision thereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Exchange Agreement has been executed on behalf of each of the parties hereto effective as of the day and year first above written.

GASLOG PARTNERS LP,

By	/s/ Andrew J. Orekar
Name: Andrew J. Orekar
Title: Chief Executive Officer and Director

GASLOG PARTNERS GP LLC,
BY: GASLOG LTD.,
ITS SOLE MEMBER

By	/s/ Paul Wogan
Name: Paul Wogan
Title: Chief Executive Officer

GASLOG LTD.,

By	/s/ Paul Wogan
Name: Paul Wogan
Title: Chief Executive Officer

[Signature Page to the Exchange Agreement]